  As filed with the Securities and Exchange Commission on February 5, 1998.

                                                     Registration No.  333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                             ARROW ELECTRONICS, INC.
               (Exact name of issuer as specified in its charter)

         New York                                           11-1806155
 (State of Incorporation)                                (I.R.S. Employer
                                                        Identification No.)

                                  25 Hub Drive
                            Melville, New York 11747
                                 (516) 391-1300
          (Address and telephone number of principal executive offices)
                             ARROW ELECTRONICS, INC.
                                STOCK OPTION PLAN
                                       and
                             ARROW ELECTRONICS, INC.
                              RESTRICTED STOCK PLAN
                                       and
                             ARROW ELECTRONICS, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                                       and
                             ARROW ELECTRONICS, INC.
                      NON-EMPLOYEE DIRECTORS DEFERRAL PLAN

                             Robert E. Klatell, Esq.
                            Executive Vice President
                             Arrow Electronics, Inc.
                                  25 Hub Drive
                            Melville, New York 11747
                                 (516) 391-1300
            (Name, address and telephone number of agent for service)


                                   Copies to:
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                 (212) 858-1000
                       Attention: Howard S. Kelberg, Esq.


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of Securities to be Registered              Amount to        Proposed          Proposed            Amount of
                                                  be               Maximum           Maximum             Registration
                                                  Registered       Offering          Aggregate           Fee(1)
                                                                   Price Per         Offering
                                                                   Share(1)          Price(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share.          11,500,000       $32.56630         $374,512,450        $110,481.17

=======================================================================================================================

(1) Of the 11,500,000 shares available under the Plans, as the date hereof, options with respect to an aggregate of 1,160,469 shares have been issued and 10,339,531 shares remain available for the grant of future awards. The proposed maximum offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents the sum of (i) the aggregate exercise price of all options granted to date under the Plans plus (ii) the product of the remaining shares available under the Plans multiplied by a per share price of $33.125, the average price of Arrow Electronics, Inc. Common Stock on the New York Stock Exchange on February 3, 1998.


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been filed by Arrow Electronics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

            2. The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

            3. The description of the Company's Capital Stock contained in the registration statement filed with the Commission under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

            4. The description of the Company's Rights contained in the Company's registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

      All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.


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
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 9 of the Company's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

      Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

      The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      See Exhibit Index on page 6.

ITEM 9.  UNDERTAKINGS.

      (1)  The Company hereby undertakes:

            (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities


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
offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-mentioned provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on February 2, 1998.

                                    ARROW ELECTRONICS, INC.


                                    By:   /s/ Robert E. Klatell
                                          -----------------------------
                                          Robert E. Klatell
                                          Executive Vice President


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby severally constitutes and appoints Stephen P. Kaufman, Robert E. Klatell, and John C. Waddell and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----

/s/ Daniel W. Duval                         Director         February 2, 1998
---------------------------
Daniel W. Duval

/s/ Carlo Giersch                           Director         February 2, 1998
---------------------------
Carlo Giersch

/s/ Stephen P. Kaufman                 Chairman and Chief    February 2, 1998
---------------------------            Executive Officer
Stephen P. Kaufman                    (Principal Executive
                                            Officer)

                                            Director
---------------------------
Roger King

/s/ Robert E. Klatell                       Director         February 2, 1998
---------------------------
Robert E. Klatell


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

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----

/s/ Gerald Luterman                     Chief Financial      February 2, 1998
---------------------------                 Officer
Gerald Luterman                       (Principal Financial
                                            Officer)


/s/ Karen Gordon Mills                      Director        February 2, 1998
---------------------------
Karen Gordon Mills

/s/ Paul J. Reilly                         Controller        February 2, 1998
---------------------------         (Principal Accounting
Paul J. Reilly                              Officer)

/s/ Richard S. Rosenbloom                   Director         February 2, 1998
---------------------------
Richard S. Rosenbloom

/s/ Robert S.Throop                         Director         February 2, 1998
---------------------------
Robert S. Throop

/s/ John C. Waddell                         Director         February 2, 1998
---------------------------
John C. Waddell

/s/ John N. Hanson                          Director         February 2, 1998
---------------------------
John N. Hanson


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
                                  EXHIBIT INDEX

Exhibit No.                            Description
-----------                            -----------
   4(a)           Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to the Company's Annual
                  Report on Form 10-K for the year ended December 31, 1994,
                  Commission File No. 1-4482).

   4(b) By-laws of the Company, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1986, Commission File No.
                  1-4482).

   5 Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of the Company's Common Stock.

   23(a) Consent of Winthrop, Stimson, Putnam & Roberts (included in the Opinion filed as Exhibit 5 hereto).

   23(b)          Consent of Ernst & Young LLP, independent auditors.

   24             Power of Attorney (set forth on the signature page hereof).

   99(a)          Arrow Electronics, Inc. Stock Option Plan.

   99(b)          Arrow Electronics, Inc. Restricted Stock Plan.

   99(c)          Arrow Electronics, Inc. Non-Employee Directors Stock Option
                  Plan.

   99(d)          Arrow Electronics, Inc. Non-Employee Directors Deferral
                  Plan.


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